Exhibit 32.1



                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Anthracite Capital, Inc. (the "Company") for the quarter ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Hugh R. Frater, as Chief Executive Officer of the Company, and Richard M. Shea, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Hugh R. Frater
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Name:   Hugh R. Frater
Title:  Chief Executive Officer
Date:   November 14, 2003

/s/ Richard M. Shea
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Name:   Richard M. Shea
Title:  Chief Financial Officer
Date:   November 14, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by ss. 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.